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                                  EXHIBIT 99.1
                                  ------------

                              AMENDMENT TWO TO THE
                        PHYSICIANS RESOURCE GROUP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                    (AMENDMENT EFFECTIVE SEPTEMBER 1, 1997)


     Physicians Resource Group, Inc., a Delaware corporation (the
"Corporation"), adopts this amendment to the Physicians Resource Group, Inc. Employee Stock Purchase Plan (the "Plan"), effective as of September 1, 1997.

     WHEREAS, the Corporation is the employer and sponsor of the Plan; and

     WHEREAS, the Corporation desires to amend the participation provisions of the Plan; and

     WHEREAS, Section 16 of the Plan authorizes the Corporation to amend the Plan;

     NOW, THEREFORE, Section 4(b) of the Plan is amended to read as follows:

               "(b) Each eligible Employee may elect to participate in the Plan with respect to an offer by filing a payroll withholding authorization form with the Committee on or before the date determined by the Committee from time to time in its sole discretion authorizing payroll withholding (as set forth in paragraph 5) throughout the Offering Period."

     Except as provided above, the Plan remains unamended and in full force and effect.